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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" in Amendment No. 4 to the Registration Statement Form S-3 and related Prospectus of SL Green Realty Corp. (the "Company") for the registration of $400,000,000 of its common and preferred stock and to the incorporation by reference therein of our reports (i) dated February 10, 1999, except for the last paragraph in Note 16, as to which the date is March 12, 1999, with respect to the consolidated financial statements and schedule of the Company for the year ended
December 31, 1998 and for the period August 21, 1997 (date of commencement of operations) to December 31, 1997, (ii) dated February 10, 1998 with respect to the combined financial statements of SL Green Predecessor for the period
January 1, 1997 to August 20, 1997 and for the year ended December 31, 1996 and
(iii) dated February 10, 1998 with respect to the combined financial statements of the uncombined joint ventures of SL Green Predecessor for the period
January 1, 1997 to August 20, 1997 and for the year ended December 31, 1996, included in its Annual Report on Form 10-K of the Company for the year ended December 31, 1998, filed with the Securities and Exchange Commission. We also consent to the use of our reports (i) dated March 19, 1999 with respect to the statement of revenues and certain expenses for the 555 West 57(th) property for the year ended December 31, 1998, included in its Form 8-K/A, dated January 25, 1999 and filed with the Securities and Exchange Commission on April 9, 1999,
(ii) dated August 3, 1999 with respect to the statement of revenues and certain expenses for the Madison Properties for the year ended December 31, 1998, included in its Form 8-K/A, dated May 24, 1999 and filed with the Securities and Exchange Commission on August 6, 1999, and (iii) dated August 3, 1999 with respect to the statement of revenues and certain expenses for the 90 Broad Street property for the fiscal year ended April 30, 1999, included in its Form 8-K/A, dated May 24, 1999 and filed with the Securities and Exchange Commission on August 6, 1999.

                                          /s/ Ernst & Young LLP

New York, New York
January 10, 2000